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                                                                  EXECUTION COPY



                                                                   EXHIBIT 1.1.2


                       CAPITAL ONE FINANCIAL CORPORATION


                        13,000,000 6.25% UPPER DECS(SM)



                             UNDERWRITING AGREEMENT

                                                                  April 17, 2002


SALOMON SMITH BARNEY INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
BANC OF AMERICA SECURITIES LLC
LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.

As Representatives of the several Underwriters,
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

                  Capital One Financial Corporation, a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 13,000,000 of its 6.25% Upper DECS. The Upper DECS will initially consist of 13,000,000 units (the "Underwritten Securities") with a stated amount, per Upper DECS, of $50 (the "Stated Amount"). Each Upper DECS will initially consist of (a) a forward stock purchase contract (a "Purchase Contract") under which the holder will agree to purchase from the Company on May 17, 2005 (the "Purchase Contract Settlement Date"), for an amount of cash equal to the Stated Amount, shares of common stock, $.01 par value ("Common Stock"), of the Company equal to the Settlement Rate (as defined in the Purchase Contract Agreement referred to below) and (b) $50 principal amount of the Company's 6.25% senior notes due May 17, 2007 (the "Notes") issued pursuant to the Indenture (as defined below).

                  The Company also proposes to grant to the Underwriters an option to purchase up to an additional 1,950,000 of its Upper DECS to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). The Notes that will initially constitute a component of the Upper DECS are hereinafter sometimes referred to as the "Underlying Notes". In accordance with the terms of the Purchase Contract Agreement, to be dated as of April 23, 2002 (the "Purchase Contract Agreement"), between the Company and BNY Midwest Trust Company, as purchase contract


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agent (the "Purchase Contract Agent"), the Underlying Notes will be pledged by the Purchase Contract Agent, on behalf of the holders of the Upper DECS, to BNY Midwest Trust Company, as collateral agent (the "Collateral Agent"), pursuant to the Pledge Agreement, to be dated as of April 23, 2002 (the "Pledge Agreement"), among the Company, the Purchase Contract Agent and the Collateral Agent, to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. The shares of Common Stock issuable pursuant to the Purchase Contracts are hereinafter called the "Shares."

                  The Notes are to be issued pursuant to an indenture dated as of November 1, 1996 (the "Base Indenture"), between the Company and BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank, as trustee (the "Trustee"), as amended and supplemented by a supplemental indenture to be dated as of April 23, 2002 (the "Supplemental Indenture") between the Company and the Trustee (the Base Indenture, as supplemented and amended by the Supplemental Indenture, being referred to as the "Indenture"). The Securities and the Indenture are more fully described in the Final Prospectus referred to below.

                  Pursuant to a Remarketing Agreement (the "Remarketing Agreement") to be dated as of April 23, 2002, among the Company, the Purchase Contract Agent and Salomon Smith Barney Inc., as remarketing agent (the "Remarketing Agent"), the Notes may be remarketed, subject to certain terms and conditions.

                  As used in this Agreement, the term "Operative Documents" means the Purchase Contract Agreement (including the Purchase Contracts), the Pledge Agreement, the Remarketing Agreement, the Notes, the Indenture and the Upper DECS.

                  Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1:

                  (a) The Company has prepared and filed with the Commission a registration statement (File Nos. 333-82228 and 333-85227) on Form S-3, including a related basic prospectus, for registration under the 1933 Act of certain securities, including the Securities, the Underlying Notes and the Shares. The Registration Statement has become effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission thereunder (collectively, the


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         "Trust Indenture Act"). The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

                  (b) On the Effective Date and on the date of the filing by the Company of any annual report on Form 10-K after the original filing of the Registration Statement, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the 1933 Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus (if not filed pursuant to Rule 424(b)) will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

                  (c) Each Preliminary Final Prospectus and the Final Prospectus, when filed pursuant to Rule 424 under the 1933 Act, complied as so filed in all material respects with the 1933 Act and, if applicable, each Preliminary Final Prospectus was, and the


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         Final Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will be, at the time of such delivery.

                  (d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, at the time they were or hereafter are filed or last amended, as the case may be, with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and the rules and regulations of Commission thereunder (the "Exchange Act Regulations"), and at the time of filing or as of the time of any subsequent amendment, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading; and any additional documents deemed to be incorporated by reference in the Registration Statement or the Final Prospectus will, if and when such documents are filed with the Commission, or when amended, as appropriate, comply in all material respects to the requirements of the Exchange Act and the Exchange Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (e) The Company and each of Capital One Bank, Capital One F.S.B. and Capital One Auto Finance, Inc. (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation (or, in the case of Capital One Bank, as a bank chartered under the laws of Virginia, and in the case of Capital One F.S.B., as a federal savings bank chartered under the federal laws of the United States) in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below).

                  (f) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company (other than the directors' qualifying shares of Capital One Bank) either directly or through wholly owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances; and no holder thereof is or will be subject to personal liability by reason of being such a holder.

                  (g) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules forming a part of the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published rules and regulations thereunder.




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                  (h) The financial statements, together with related schedules and notes, of the Company and its consolidated subsidiaries forming a part of the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its subsidiaries on the basis stated in the Registration Statement, as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Final Prospectus and Registration Statement fairly present, in all material respects, on the basis stated in the Final Prospectus and the Registration Statement, the information included therein.

                  (i) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, and except as otherwise stated therein, (A) there has been no material adverse change and no development with respect to the Company that would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business ("Material Adverse Effect") (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those arising in the ordinary course of business, that are material with respect to the Company and its subsidiaries, considered as one enterprise, and (C) except for regular dividends on the Common Stock in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (j) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; and, except (i) as set forth in the Final Prospectus and
         (ii) under the Company's 2002 Non-Executive Officer Stock Incentive Plan, dated as of January 17, 2002, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

                  (k) This Agreement has been duly authorized, executed and delivered by the Company.

                  (l) The Remarketing Agreement has been duly authorized by the Company and when executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the other parties thereto, will constitute the valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and
         (ii) general principles of equity




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         (regardless of whether enforceability is considered in a proceeding at law or in equity) and except as rights to indemnification, contribution or exculpation thereunder may not be enforceable, and will conform in all material respects to the description thereof in the Final Prospectus.

                  (m) Each of the Purchase Contract Agreement, the Pledge Agreement, the Notes and the Indenture has been duly authorized by the Company and when executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the other parties thereto, the Purchase Contract Agreement, the Pledge Agreement, the Notes and the Indenture will constitute, the valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and each will conform in all material respects to the description thereof in the Final Prospectus. The Notes will be entitled to the benefits of the Indenture.

                  (n) The Upper DECS have been duly authorized by the Company and when executed and delivered by the Company to the Underwriters against payment therefor as provided in this Agreement, authenticated in accordance with the terms of the Purchase Contract Agreement and executed by the Purchase Contract Agent as attorney-in-fact for the holders thereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Purchase Contract Agreement, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and the Upper DECS will conform in all material respects to the description thereof in the Final Prospectus. The Upper DECS and the Shares have been duly registered under the Exchange Act and have been approved for listing on the New York Stock Exchange, subject to official notice of issuance; and the issuance of the Upper DECS is not subject to preemptive or other similar rights.

                  (o) The Securities and the Indenture conform in all material respects to the respective statements relating thereto contained in the Final Prospectus.

                  (p) Neither the Company nor any of its Subsidiaries is (i) in violation of any provision of its charter or bylaws, (ii) in default in any material respect under the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument material to the Company and its subsidiaries taken as a whole and to which it is a party or bound or to which its property is subject, or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except where such violation in (iii) would not have a Material Adverse Effect.


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                  (q) The execution, delivery and performance of this Agreement, the Indenture and the other Operative Documents and the Securities and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Securities and the sale of the Shares pursuant to the Purchase Contracts and the use of proceeds from the sale of the Securities as described in the Final Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with, result in a breach or violation of (i) the charter or by-laws of the Company or any of its Subsidiaries, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties.

                  (r) There are no material legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which or its or their property is the subject and, to the best knowledge of the Company, no such proceedings are threatened or contemplated that (i) could reasonably be expected to have a Material Adverse Effect on the ability of the Company to perform its obligations under the Operative Documents or on the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

                  (s) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings "Description of the Upper DECS," "Description of the Senior Notes," "Description of Debt Securities" and "Description of Stock Purchase Contracts and Equity Units", insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

                  (t) The Company and each of its Subsidiaries are in compliance in all material respects with all laws administered by and regulations of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Virginia State Corporation Commission and any other federal or state bank regulatory authority with jurisdiction over the Company or any of its Subsidiaries (the "Bank Regulatory Authorities"), other than where such failures to comply would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or




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         directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy (other than as described in the Final Prospectus), its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

                  (u) The Company and each of its Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), as are necessary to own, lease and operate its respective properties that are material to the Company and its subsidiaries, taken as a whole, or to the conduct of the business of the Company and its subsidiaries, taken as a whole; the Company and each of its Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Final Prospectus, such permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole.

                  (v) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or in the other Operative Documents or for the due execution, delivery or performance of the Operative Documents by the Company, except such as have been obtained under the 1933 Act, the Exchange Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus.

                  (w) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (x) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

         2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price of $50 per Security, the amount of Underwritten Securities set forth in Schedule I opposite the name of such Underwriter.




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                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, of an aggregate of not more than 1,950,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised one time, in whole or in part, provided that the settlement of the Option Securities shall be no later than the 13th day after the date of issuance of the Underwritten Securities. Said option shall be exercised upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

         3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m., New York City time, on April 23, 2002, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.



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                  Certificates for the Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least two full Business Days before the Closing Date. The certificates for Securities will be made available in New York City for examination by the Underwriter no later than 10:00 a.m., New York City time on the Business Day prior to the Closing Date.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

         5. Agreements. The Company agrees with the several Underwriters that:

                  (a) The Company will use its best efforts to cause the Registration Statement if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the

         1933 Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request. If applicable, the Final Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (c) During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment and any filing under Rule 462(b) of the 1933 Act), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Final Prospectus, whether pursuant to the 1933 Act, the Exchange Act or otherwise; will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be; and will not file any such documents to which the Representatives or counsel for the Underwriters shall reasonably object.

                  (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as each Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                  (e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the 1933 Act.

                  (f) The Company will cooperate with the Representatives and counsel for the Underwriters, if necessary, in connection with for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                  (g) The Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, provided, however, that the Company may (i) issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (ii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (iii) issue commercial paper in the ordinary course of business and (iv) file a universal shelf registration statement with the Commission.

                  (h) If at any time during such period the Company ceases to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, during the period of five years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Securities a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of changes in stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated Subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

                  (i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and, if applicable, the settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 p.m. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or
         (ii) 9:30 a.m. on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the best knowledge of the Company, threatened.

                  (b) The Company shall have requested and caused Cleary, Gottlieb, Steen & Hamilton, special counsel for the Company, to have furnished to the Representatives its opinion and its letter, each dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives and counsel for the Underwriters and substantially in the forms as set forth in Exhibit A attached hereto.

                  (c) The Company shall have requested and caused John G. Finneran, Jr., Esq., Senior Vice President, General Counsel and Corporate Secretary for the Company, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives and counsel for the Underwriters and substantially in the form as set forth in Exhibit B attached hereto.

                  (d) The Company shall have requested and caused Emmet, Marvin & Martin, LLP, counsel for BNY Midwest Trust Company, in its capacities as Purchase Contract Agent and as Collateral Agent, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives and counsel for the Underwriters and substantially in the form as set forth in Exhibit C attached hereto.

                  (e) The Representatives shall have received from Simpson Thacher & Bartlett, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Executive Vice President and Chief Financial Officer and the Vice President and Chief Financial Officer, Treasurer of the Company, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration

         Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                  (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change, or any development involving a prospective material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

                  (g) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives a letter, at the Execution Time and dated such date and substantially in the form of Exhibit C attached hereto.

                  (h) At the Closing Date, the Representatives shall have received a letter from Ernst & Young LLP, dated as of the Closing Date, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Closing Date.

                  (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

                  (j) At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

                  (k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (l) At the Closing Date, the Securities shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representatives.

                  (m) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  If any of the conditions specified in this Section 6 shall have not been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Simpson Thacher & Bartlett, counsel for the Underwriters, 425 Lexington Avenue, New York, New York 10017, on the Closing Date.

         7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

         8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided further, that with respect to any untrue statement or omission of material fact made in any Preliminary Final Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Final Prospectus to the Representatives, (x) delivery of the Final Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Final Prospectus was corrected in the Final Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances, (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final

         Prospectus, (iv) the second sentence of the eighth paragraph under the heading "Underwriting" in any Preliminary Final Prospectus and the Final Prospectus relating to market making and (v) the references to service mark on the front and back covers in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

                  (c) Promptly after receipt by an indemnified party under this
         Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the 1933 Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

         9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in

Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

         10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

         11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Capital One Financial Corporation at (i) 2980 Fairview Park Drive, Suite 1300, Falls Church 22042 (fax no.: (703) 205-1094), Attention: John G. Finneran, Executive Vice President, General Counsel and Corporate Secretary and (ii) 8000 Jones Branch Drive, McLean, Virginia 22201 (fax no. (709) 875-1099), Attention:
Director of Capital Markets.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

         14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

         16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

         17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

         "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

         "Commission" shall mean the Securities and Exchange Commission.

         "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

         "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

         "Preliminary Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

         "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

         "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the 1933 Act.

         "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

         "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                          Very truly yours,

                                          CAPITAL ONE FINANCIAL
                                          CORPORATION


                                          By: /s/ SIGNATURE
                                             ----------------------------------
                                             Name:
                                             Title

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Banc of America Securities LLC
Lehman Brothers Inc.
J.P. Morgan Securities Inc.

By:  SALOMON SMITH BARNEY INC.

By:
   ----------------------------------
   Name:
   Title

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I

                              13,000,000 UPPER DECS

Name of Underwriter                                                                Principal Amount
-------------------                                                                ----------------

Salomon Smith Barney Inc................................................               4,940,000
Credit Suisse First Boston Corporation..................................               4,940,000
Banc of America Securities LLC..........................................               1,040,000
Lehman Brothers Inc.....................................................               1,040,000
J.P. Morgan Securities Inc..............................................               1,040,000
                                                                                      ----------

    TOTAL...............................................................              13,000,000
                                                                                      ==========

                                                                       EXHIBIT A

          OPINIONS TO BE RENDERED BY CLEARY, GOTTLIEB, STEEN & HAMILTON

        We have acted as special counsel to Capital One Financial Corporation, a Delaware corporation (the "Company"), in connection with the offering by the Company, pursuant to a registration statement on Form S-3 (Nos. 333-82228 and 333-85227), of 13,000,000 of its 6.25% Upper DECS(SM) ($50 stated amount per Upper DECS) (the "Securities"). Each Upper DECS consists of (a) a forward purchase contract to purchase, for $50, shares of common stock of the Company (the "Forward Purchase Contracts") and (b) a senior note with a principal amount of $50 (the "Senior Notes"). The Forward Purchase Contracts are to be issued under a forward purchase contract agreement between the Company and BNY Midwest Trust Company (the "Forward Purchase Contract Agent"), as forward purchase contract agent, dated as of April 23, 2002 (the "Forward Purchase Contract Agreement"), and the Senior Notes are to be issued under a senior indenture dated as of November 1, 1996 (the "Senior Indenture"), as supplemented by the First Supplemental Indenture, dated as of April 23, 2002 (together with the Senior Indenture, the "Indenture"), between the Company and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee (the "Trustee"). The registration statement, as amended when it became effective, but excluding the documents incorporated by reference therein, is herein called the "Registration Statement," and the related prospectus, as supplemented by the final prospectus supplement dated April 17, 2002, and as first filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Securities Act"), but excluding the documents incorporated by reference therein, is herein called the "Prospectus." This opinion letter is furnished pursuant to Section 6(b) of the underwriting agreement dated April 17, 2002 (the "Underwriting Agreement") among the Company and the several underwriters named in Schedule I thereto (the "Underwriters"). Capitalized terms used and not defined herein shall have the meanings given to them in the Underwriting Agreement.

        In arriving at the opinions expressed below, we have reviewed the following documents:

        (a)     an executed copy of the Underwriting Agreement;

        (b) the Registration Statement and the documents incorporated by reference therein;

        (c) the Prospectus and the documents incorporated by reference therein;

        (d)     a specimen of the Securities and a specimen of the Senior Notes;

        (e)     an executed copy of the Indenture;

        (f)     an executed copy of the Forward Purchase Contract Agreement;

        (g) an executed copy of the pledge agreement dated as of April 23, 2002 (the

                "Pledge Agreement") among the Company, BNY Midwest Trust Company, as collateral agent, custodial agent and securities intermediary, and the Forward Purchase Contract Agent;

        (h) an executed copy of the remarketing agreement dated as of April 23, 2002 (the "Remarketing Agreement") among the Company, Salomon Smith Barney Inc., as remarketing agent, and the Forward Purchase Contract Agent; and

        (i) the documents delivered to you by the Company at the closing pursuant to the Underwriting Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

        As used herein, the Senior Notes, the Indenture, the Forward Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement are referred to collectively as the "Transaction Documents."

        In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and not verified (i) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company in the Underwriting Agreement) and
(ii) that the Securities and the Senior Notes each conform to the specimen thereof that we have reviewed and will be duly authenticated in accordance with the terms of the Forward Purchase Contract Agreement and the Indenture, respectively.

        Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

        1. The Remarketing Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms (except that we express no opinion with respect to Section [___] of the Remarketing Agreement providing for indemnification and contribution).

        2. The Forward Purchase Contract Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms.

        3. The Pledge Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms.

        4. The Indenture is a valid and binding agreement of the Company, enforceable in accordance with its terms.

        5. The Securities are valid, binding and enforceable obligations of the Company, entitled to the benefits of the Forward Purchase Contract Agreement.

        6. The Senior Notes are valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

        7. The statements set forth in the Prospectus under the headings "Description of the Upper DECS," "Description of the Senior Notes," "Description of Debt Securities" and "Description of Stock Purchase Contracts and Equity Units," insofar as such statements purport to summarize certain provisions of the Securities and the Transaction Documents, provide a fair summary of such provisions.

        8. The statements set forth in the Prospectus under the heading "United States Federal Income Tax," insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities.

        Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of, or the creation or transfer of any interest in property of, the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York) and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. In addition, certain of the remedial provisions of the Pledge Agreement may be further limited or rendered unenforceable by other applicable laws or judicially adopted principles which, however, in our judgment do not make the remedies provided for therein (taken as a whole) inadequate for the practical realization of the principal benefits purported to be afforded thereby (except for the economic consequences of procedural or other delay).

        The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York. We note that the designation in Section 10.2 of the Pledge Agreement of the United States federal courts sitting in New York City as the venue of actions or proceedings relating to the Pledge Agreement is (notwithstanding the waiver in Section 10.2) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. Section 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding. With respect to the third sentence of Section 10.2 of the Pledge Agreement, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Pledge Agreement where jurisdiction based on diversity of citizenship under 28 U.S.C. Section 1332 does not exist.

        We are furnishing this opinion letter to you, as Representatives of the

Underwriters, solely for the benefit of the Underwriters in connection with the offering of the Securities. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

        We have acted as special counsel to Capital One Financial Corporation, a Delaware corporation (the "Company"), in connection with the offering by the Company, pursuant to a registration statement on Form S-3 (Nos. 333-82228 and 333-85227), of 13,000,000 of its 6.25% Upper DECS(SM) ($50 stated amount per Upper DECS) (the "Underwritten Securities") and, if the Representatives of the Underwriters (as defined below) exercise their over-allotment option, up to an additional 1,950,000 Upper DECS ($50 stated amount per Upper DECS) (together with the Underwritten Securities, the "Securities"). Each Upper DECS consists of
(a) a forward purchase contract to purchase, for $50, shares of common stock of the Company (the "Forward Purchase Contracts") and (b) a senior note with a principal amount of $50 (the "Senior Notes"). The Forward Purchase Contracts are to be issued under a forward purchase contract agreement between the Company and BNY Midwest Trust Company, as forward purchase contract agent, dated as of April 23, 2002, and the Senior Notes are to be issued under a senior indenture dated as of November 1, 1996, as supplemented by the First Supplemental Indenture, dated as of April 23, 2002, between the Company and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee. The registration statement, as amended when it became effective (except Exhibits 25.1 and 25.2), but excluding the documents incorporated by reference therein, is herein called the "Registration Statement," and the related prospectus, as supplemented by the final prospectus supplement dated April 17, 2002, and as first filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Securities Act"), but excluding the documents incorporated by reference therein, is herein called the "Prospectus." This letter is furnished pursuant to Section 6(b) of the underwriting agreement dated April 17, 2002 (the "Underwriting Agreement") among the Company and the several underwriters named in Schedule I thereto (the "Underwriters"). Capitalized terms used and not defined herein shall have the meanings given to them in the Underwriting Agreement.

        Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement and the Prospectus and the documents incorporated by reference therein are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or the documents incorporated by reference therein (except to the extent expressly set forth in numbered paragraphs 7 and 8 of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid).

        However, in the course of our acting as special counsel to the Company in connection with their preparation of the Registration Statement and the Prospectus, we participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, your representatives and representatives of your counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus, portions of certain of the documents incorporated by reference therein and related matters were discussed, and we reviewed certain corporate records and documents furnished to us by the Company.

        Based on our participation in such conferences and conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

       (a) No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

       (b) No information has come to our attention that causes us to believe that the Prospectus, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        We are furnishing this letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in connection with the offering of the Securities. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                                                       EXHIBIT B

                        OPINION OF JOHN G. FINNERAN, JR.

        I am the General Counsel of Capital One Financial Corporation, a Delaware corporation (the "Company"), and, together with attorneys under my supervision, have acted as counsel to the Company in connection with the sale by the Company to the several underwriters named in Schedule I hereto (the "Underwriters"), pursuant to the Underwriting Agreement, dated as of April 17, 2002, among the Company and each of you, as Underwriters (the "Underwriting Agreement"), pursuant to registration statement on Form S-3 (File Number 333-82228 and 333-85227), of (i) 13,000,000 of the Company's 6.25% Upper DECS
(the "Upper DECS"), stated value $50 per Upper DECS, and (ii) the grant by the Company to the Underwriters of the option described in Section 2(b) of the Underwriting Agreement to purchase up to 1,950,000 additional Upper DECS to cover over-allotments, if any (collectively, the "Securities"). Each Upper DECS consists of (a) a forward stock purchase contract with respect to shares of the Company's common stock, par value $.01 per share (the "Common Shares"), and (b) a 6.25% senior note of the Company (the "Senior Notes") to be issued pursuant to the Indenture, dated as of November 1, 1996, between the Company and BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank, as trustee (the "Trustee") (as such indenture is supplemented by the First Supplemental Indenture, dated as of April 23, 2002, between the Company and the Trustee, the "Indenture"). The registration statement referred to hereinabove, as amended when it became effective, is herein called the "Registration Statement," and the related prospectus dated March 21, 2002, as supplemented by the final prospectus supplement dated April 17, 2002, and including the documents incorporated by reference therein, as first filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Securities Act"), is herein called the "Prospectus." This opinion letter is furnished at the request of the Company pursuant to Section 6(c) of the Underwriting Agreement. Capitalized terms used herein that are not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement, unless the context indicates otherwise.

        In arriving at the opinions expressed below, we have examined and relied on the following documents:

        (a) an executed copy of the Underwriting Agreement;

        (b) the Registration Statement and the documents incorporated by reference therein;

        (c) the Prospectus and the documents incorporated by reference therein;

        (d) a specimen of the Securities;

        (e) a specimen of the Senior Notes;

        (f) an executed copy of the Indenture;

        (g) an executed copy of the Forward Purchase Contract Agreement (the "Forward Purchase Contract Agreement"), dated as of April 23, 2002, among the Company and BNY Midwest Trust Company, as forward purchase contract agent (the "Forward Purchase Contract Agent");

        (h) an executed copy of the Pledge Agreement, dated as of April 23, 2002, among the Company, BNY Midwest Trust Company, as collateral agent, custodial agent and securities intermediary, and the Forward Purchase Contract Agent;

        (i) an executed copy of the Remarketing Agreement, dated as of April 23, 2002, among the Company, Salomon Smith Barney Inc., as remarketing agent, and the Forward Purchase Contract Agent; and

        (j) the documents delivered to you by the Company at the closing pursuant to the Underwriting Agreement, including copies of the Company's Restated Certificate of Incorporation and By-Laws, certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively.

Items (f) through (i) above are collectively referred to herein as the "Operative Documents".

        In addition, we have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

               In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the representations and warranties of the Company in the Underwriting Agreement).

               Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

               1. The Company and each of its Subsidiaries (as defined in the Underwriting Agreement) has been duly incorporated and is validly existing as a corporation (or, in the case of Capital One Bank, as a bank chartered under the laws of Virginia, and in the case of Capital One F.S.B., as a federal savings bank chartered under the federal laws of the United States) in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to (1) carry on its business as it is currently being conducted and to own or lease, as the case may be, operate its business as described in the Final Prospectus, and

(2) enter into this Agreement and the other Operative Documents and to perform its obligations under, or as contemplated by, each thereof, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

                2. The Indenture complies as to form in all respects with the requirements of the Trust Indenture Act.

                3. All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned of record and, to the best of our knowledge, beneficially by the Company (other than directors' qualifying shares of Capital One Bank), free and clear, to the best of our knowledge, after due inquiry, of any security interest, claim, lien, encumbrance or other adverse interest of any nature. The certificates for the Common Shares comply with all applicable requirements of the General Corporation Law of the State of Delaware.

                4. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                5. Each of the Operative Documents has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by (a) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) equitable principles of general applicability. Each Operative Document conforms in all material respects with the description thereof contained in the Prospectus.

                6. The Securities and the Notes have been duly authorized and executed by the Company for issuance. The issuance of the Securities is not subject to preemptive or other similar rights.

                7. The shares of Common Stock issuable pursuant to the Forward Purchase Contract Agreement have been duly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement, will be validly issued and fully paid and non-assessable; and the issuance of such Shares is not and will not be subject to preemptive or other similar rights.

                8. The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of the Company's common stock have been duly and validly authorized and issued and are fully paid and nonassessable.

                9. To our knowledge, there are no material legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which its or their property is subject and, to the best of our knowledge, no such proceedings are threatened or contemplated that (i) could reasonably be expected to have a Material Adverse Effect on the ability of the Company to perform its obligations under the Operative Documents or on the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus; there is no contract or other document of a character required to be described in the Registration Statement or the Prospectus which is not so described, or any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not so described or filed as required;

                10. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the execution, delivery and performance by the Company of this Agreement, the Indenture, the other Operative Documents or the Securities, except such as have been obtained under the 1933 Act, the Exchange Act and the Trust Indenture Act, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Underwriting Agreement and in the Prospectus.

                11. Neither the execution, delivery and performance of the Underwriting Agreement and Operative Documents, nor the issuance and sale of the Securities or the Notes, nor the consummation of any other of the transactions contemplated herein or in any of the Operative Documents nor the fulfillment of the terms hereof or thereof, will conflict with or constitute a breach of any of the terms or provisions of, or a default under, (i) the charter or by-laws of the Company or any of its Subsidiaries, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its Subsidiaries or any of its or their properties.

                12. To the best of our knowledge, the Company and each of its Subsidiaries are in compliance in all material respects with all laws administered by applicable Bank Regulatory Authorities, other than where such failures to comply would not have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy (other than as described in the Prospectus), its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

                13. The Company and each of its Subsidiaries has such permits as are necessary to own, lease and operate its respective properties that are material to the Company and its Subsidiaries, taken as a whole, or to the conduct of the business in the manner described in the Prospectus; to the best of our knowledge, the Company and each of its Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole.

                14. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                15. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

                16. The Registration Statement has become effective under the 1933 Act; any required filing of the preliminary and final Prospectus and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to our knowledge no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

                17. (a) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for financial statements and other financial and statistical information contained therein as to which no opinion is expressed) comply as to form in all material respects with the Securities Act and the Exchange Act and the respective rules thereunder, and (b) we have no reason to believe that (except for the financial statements and other financial and statistical information contained therein, as aforesaid, and except for that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 of the Trustee) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented (except for financial statements and other financial and statistical information contained therein, as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               With respect to the matters expressed in numbered paragraph 17 of this letter, because many determinations involved in the preparation of the Registration Statement and the Prospectus and the documents incorporated by reference therein are of a wholly or partially non-legal character or relate to legal matters outside the scope of the opinions set forth in paragraphs 1 through 16 of this letter, we are not passing upon and do not assume any


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


responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or the documents incorporated by reference therein, and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid).

               Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligations of the Company, we have assumed that each other party to such agreement or obligation has satisfied those legal requirements that are applicable to the extent necessary to make such agreement or obligation enforceable against it.

               In giving the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America, the General Corporation Law of the State of Delaware, the law of the State of New York and the law of the Commonwealth of Virginia.

               We are furnishing this opinion to you solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.





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




                                                                       EXHIBIT C

                     OPINION OF EMMET, MARVIN & MARTIN, LLP


        (i) BNY Midwest Trust Company is a trust company duly formed and validly existing under the laws of the State of Illinois, with all necessary power and authority to execute, deliver and perform its obligations under the Purchase Contract Agreement and the Pledge Agreement.

        (i) The execution, delivery and performance by BNY Midwest Trust Company of each of the Purchase Contract Agreement and the Pledge Agreement, and the authentication and delivery of the Securities have been duly authorized by all necessary corporate action on the part of BNY Midwest Company. Each of the Purchase Contract Agreement and the Pledge Agreement has been duly executed and delivered by BNY Midwest Company, and constitutes the legal, valid and binding agreement of BNY Midwest Company, enforceable against BNY Midwest Company, in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (ii) The execution, delivery and performance of the Purchase Contract Agreement and the Pledge Agreement by BNY Midwest Company, do not conflict with or constitute a breach of its charter or by-laws.

        (iii) No consent, approval or authorization of, or registration with or notice to, any New York or federal governmental authority or agency is required for the execution, delivery or performance by BNY Midwest Company of the Purchase Contract Agreement or the Pledge Agreement.

        (iv) Based solely upon an examination of the certificate of authentication on the Upper DECS Certificate evidencing the Upper DECS issued on the date hereof, such Upper DECS Certificate has been duly authenticated by BNY Midwest, in its capacity as Purchase Contract Agent, pursuant to the Purchase Contract Agreement.



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